EXHIBIT 23.1

CONSENT OF BDO SEIDMAN, LLP

Hecla Mining Company

Coeur d’Alene, Idaho

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 15, 2007, relating to the consolidated financial statements of Hecla Mining Company and the effectiveness of internal control over financial reporting, appearing in Hecla Mining Company’s Annual Report on Form 10-K for the year ending December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/   BDO Seidman, LLP

Spokane, Washington

September 5, 2007